UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): December 21, 2006

OAK HILL FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-26876	31-1010517
(State or jurisdiction of incorporation)	(Commission or file number)	(IRS Employer identification number)

14621 S. R. 93
Jackson, OH 45640
(Address of principal executive offices)

(740) 286-3283
(Registrant’s phone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 8.01	Other Events

Oak Hill Financial, Inc. announced that its provision for loan loss expense is expected to be $4.0 million for the quarter ended December 31, 2006. The increased provision expense for the fourth quarter is the result of the sale and/or charge-off of various non-performing and adversely classified loans. The anticipated provision expense will have an impact on the company’s fourth quarter 2006 net earnings of $0.52 per diluted share. The press release dated December 21, 2006 is attached.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

		Exhibit No.	Description

		99	Press release of Oak Hill Financial, Inc., issued December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oak Hill Financial, Inc.

/s/ Dale B. Shafer

Date: December 21, 2006	Dale B. Shafer
Interim CEO

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of Oak Hill Financial, Inc., issued December 21, 2006.

3